CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-266839) of Valneva SE of our reports dated March 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

PricewaterhouseCoopers Audit
Neuilly-sur-Seine, France
March 24, 2025

PricewaterhouseCoopers Audit, SAS, 63, rue de Villiers 92208 Neuilly-sur-Seine Cedex
Téléphone: +33 (0)1 56 57 58 59, Fax: +33 (0)1 56 57 58 60, www.pwc.fr

Société d’expertise comptable inscrite au tableau de l’ordre de Paris - Ile de France. Société de commissariat aux comptes membre de la compagnie régionale de Versailles et du Centre. Société par Actions Simplifiée au capital de 2 510 460 €. Siège social : 63, rue de Villiers 92200 Neuilly-sur-Seine.
RCS Nanterre 672 006 483. TVA n° FR 76 672 006 483. Siret 672 006 483 00362. Code APE 6920 Z.
Bureaux : Bordeaux, Lille, Lyon, Marseille, Metz, Montpellier, Nantes, Rennes, Rouen, Strasbourg, Toulouse.